UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 29, 2007

PubliCARD, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	001-03315	23-0991870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Seventy Five Rockefeller Plaza, 16th Floor, New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 265-7013

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

Approval of First Amended Disclosure Statement
On November 29, 2007, the United States Bankruptcy Court for the Southern District of New York (the “Court”) approved the First Amended Disclosure Statement (the “Disclosure Statement”) to accompany the First Amended Plan of Reorganization (the “Plan”) of PubliCARD, Inc. (“PubliCARD”, the “Debtor” or the “Company”) (In re: PubliCARD, Inc., Case No. 07-11517).

The Plan contemplates that The 500 Group, LLC, an entity currently controlled by PubliCARD’s Chief Executive Officer, Joseph E. Sarachek, will contribute $500,000 to the Reorganized Debtor. In exchange for the contribution, The 500 Group, LLC will receive 90% of the Reorganized Debtor’s common stock. Holders of PubliCARD’s existing common and preferred stock will each receive 5% of the Reorganized Debtor’s common stock.

Proceeds of The 500 Group, LLC’s contribution will be used to fund the Reorganized Debtor, to pay allowed administrative expenses, to pay allowed priority claims, and to provide $60,000 to pay allowed general unsecured claims. It is anticipated that holders of general unsecured claims will receive an approximate 15% recovery.

The Plan is subject to approval by the stakeholders of PubliCARD and the Court. A hearing on the confirmation of the Plan is scheduled for January 9, 2008.

Copies of the approved Disclosure Statement and the Plan may be accessed via the following link.

http://www.triaxcapitaladvisors.com/docs/DSFILE_Final_Approved.pdf

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits - Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PubliCARD, Inc.
Registrant

Date: December 13, 2007	/s/ Joseph E. Sarachek
Joseph E. Sarachek, President,
Chief Executive Officer